                                                                     EXHIBIT 5.1
                                                                     -----------
                                PIPER & MARBURY
                                    L.L.P.

                             CHARLES CENTER SOUTH                   WASHINGTON
                            36 SOUTH CHARLES STREET                  NEW YORK
                        BALTIMORE, MARYLAND 21201-3018             PHILADELPHIA
                                 410-539-2530                         EASTON
                               FAX: 410-539-0489                      LONDON



                                 April 24, 1998




Sylvan Learning Systems, Inc.
1000 Lancaster Street
Baltimore, Maryland 21201

                  Re:      Registration Statement on Form S-3
                           ----------------------------------

Dear Sirs:

     We have acted as counsel to Sylvan Learning Systems, Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 168,316 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), which were previously issued by the Company and are being registered for resale by the holders thereof.

     In this capacity, we have examined the Company's Charter and By-Laws, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion and advise you that each of the Shares described in the Registration Statement has been duly authorized and validly issued and is fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                    Very truly yours,


                                    /s/ PIPER & MARBURY L.L.P.